OFFICE OF THE SECRETARY OF STATE
                         STATE OF OKLAHOMA

            [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]

                         AMENDED & RESTATED
                    CERTIFICATE OF INCORPORATION

WHEREAS, the Amended and Restated Certificate of Incorporation of

                 DOBSON COMMUNICATIONS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

[Great Seal of the State         Filed in the City of Oklahoma City this
of Oklahoma -- 1907]             25th day of February, 1997.

                                 TOM COLE
                                 Secretary of State

                                 By:  BETH GARNER

                        AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION
                                OF
                 DOBSON COMMUNICATIONS CORPORATION


     The undersigned, Everett R. Dobson and Stephen T. Dobson, certify that they are the President and Secretary, respectively, of DOBSON COMMUNICATIONS CORPORATION, a corporation organized and existing under the laws of the State of Oklahoma (the "Corporation"), and do hereby further certify as follows:

     1. The Corporation has not received any payment for any of its stock.

     2. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 1076 (B) and 1080 of the General Corporation Act of Oklahoma (the "Act") by Consent to Action of the Board of Directors Without a Meeting.

     3. The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

     FIRST:   The  name   of   the  Corporation  is  Dobson  Communications
Corporation.

     SECOND: The address of the Corporation's registered office in the State of Oklahoma is 13439 North Broadway Extension, Oklahoma City, Oklahoma, 73114. The name of the Corporation's registered agent at such address is Everett R. Dobson.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma. The Corporation is authorized to exercise and enjoy all powers, rights, and privileges which corporations organized under the Act may have as in force from time to time, including, without limitation, all powers, rights and privileges necessary or convenient to carry out the purposes of the Corporation.

     FOURTH:  CAPITAL STOCK.

     A. The total number of shares of capital stock which the Corporation has authority to issue is one million three hundred thirty one thousand (1,331,000), to be divided into two classes consisting of (i) one million thirty one thousand (1,031,000) shares of Common Stock, of which one million (1,000,000) shares will be Class A Common Stock, $1.00 par value per share ("Class A Common Stock") and thirty-one thousand (31,000) shares will be Class B Non-Voting Common Stock, $1.00 par value per share ("Class B Common Stock"), and (ii) three hundred thousand (300,000) shares of Preferred Stock with a $1.00 par value per share.

     B. Except as otherwise required by the Oklahoma General Corporation Act, the holders of Class B Common Stock shall have no voting powers whatsoever, and no holder of Class B Common Stock shall vote on or otherwise participate in any proceedings in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors of the shareholders.

     C. The Board of Directors of the Corporation (the "Board") is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more classes or series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, expressed in the resolution or resolutions providing for the issue thereof adopted by the Board, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

     (1) The designation of and number of shares constituting such class or series;

     (2) The dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other series of the same class or of any other class or series of any class of capital stock and whether such dividends shall be cumulative or noncumulative;

     (3) Whether the shares of such class or series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices, and other terms and conditions of such redemption;

     (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

     (5) Whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or of any other series of any class or classes of capital stock of the Corporation, and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

     (6) Whether or not the shares of such class or series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and conditions of such voting rights;

     (7) The restrictions, if any, on the issue or reissue of any additional Preferred Stock;

     (8) The rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation; and

     (9)   Such  other  powers, preferences  and  relative,  participating,
     optional   and  other  special   rights,   and   the   qualifications,
     limitations, and restrictions thereof, as the board shall determine.

     FIFTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director, except for personal liability for (i) acts or omissions by such director not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) the payment of dividends or the redemption or purchase of stock in violation of Section 1041 or Section 1052 of the Act; (iii) any breach of such director's duty of loyalty to the Corporation or its shareholders; or (iv) any transaction from which such director derived an improper personal benefit.

     SIXTH:   In furtherance and not in limitation of the powers  conferred by statute, the Board of Directors is expressly authorized:

          (a) To adopt, amend or repeal the Bylaws of the corporation; but the powers of such directors in this regard shall at all times be subject to the rights of the shareholders to alter or repeal such Bylaws at any meeting of shareholders;

          (b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the corporation;

          (c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

          (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

          (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this corporation, as the case may be, and also this corporation.

     EIGHTH: Meetings of shareholders may be held within or without of the State of Oklahoma, as the Bylaws may provide. The books of the corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

     NINTH: To the extent permitted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

     TENTH:  INDEMNIFICATION.

     A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

     B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     C. Expenses, including fees and expenses of counsel, incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

     D. The Corporation may purchase (upon resolution duly adopted by the Board of Directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     E. To the extent that a director, officer, employee or agent of, or any other person entitled to indemnity hereunder by, the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     F. Every such person shall be entitled, without demand by him upon the Corporation or any action by the Corporation, to enforce his right to such indemnity in an action at law against the Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

     ELEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors is expressly authorized to adopt, amend, repeal or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of the holders of a majority of each class of the outstanding capital stock of the Corporation entitled to vote thereon.

     TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the shareholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Everett Dobson, its President, and attested to by Stephen T. Dobson, its Secretary this 24th day of February, 1997.


                              By:  EVERETT R. DOBSON
                                   Everett R. Dobson President
Attest:

STEPHEN T. DOBSON
Stephen T. Dobson
Secretary

                    OFFICE OF THE SECRETARY OF STATE
                            STATE OF OKLAHOMA

              [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]

                       CERTIFICATE OF DESIGNATION

WHEREAS, the Certificate of Designation for

                    DOBSON COMMUNICATIONS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

[Great Seal of the State           Filed in the City of Oklahoma City this
of Oklahoma -- 1907]               25th day of February, 1997.

                                   TOM COLE
                                   Secretary of State

                                   By:  BRENDA L. GOFF

                 DOBSON COMMUNICATIONS CORPORATION
              (FORMERLY, DOBSON HOLDINGS CORPORATION)

           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                RELATIVE AND OTHER SPECIAL RIGHTS,
               AND QUALIFICATIONS, LIMITATIONS, AND
              RESTRICTIONS OF CLASS A PREFERRED STOCK


                   ____________________________

           Pursuant to Title 18, Section 1032(G) of the
         General Corporation Act of the State of Oklahoma

                   ____________________________


     DOBSON COMMUNICATIONS CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Act of the State of Oklahoma, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Title 18, Section 1032(G) of the General Corporation Act of the State of Oklahoma, said Board of Directors, by unanimous written consent, adopted the following resolution which remains in full force and effect as of the date hereof:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors does hereby authorize and provide for the issuance of Class A Preferred Stock, $1.00 par value per share, consisting of 100,000 shares, having the following designations, preferences and relative and other special rights, qualifications, limitations and restrictions:

     1. DESIGNATION. The designation of such class is "Class A 5% Non-Cumulative, Non-Voting, Non-Convertible Preferred Stock" (hereinafter in this Certificate of Designation called the "Class A Preferred Stock"), and the number of shares constituting such class shall be 100,000, which number may not be decreased or increased by the Board of Directors without a vote of stockholders. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to such terms in Section 10 hereof.

     2. DIVIDENDS. (a) The holders of shares of Class A Preferred Stock shall be entitled to receive, out of funds at the time legally available for the payment of dividends in the State of Oklahoma, a non-cumulative dividend at the rate of 5% of the Liquidation Value per annum per share, if and when declared and paid by the Board of directors.

     3. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Class A Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash, before any distribution is made on any Junior Securities, the aggregate Liquidation Value of all shares of Class A Preferred Stock held by such holder. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the corporation distributable among the holders of all outstanding shares of the Class A Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled under the Certificate of Incorporation, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Class A Preferred Stock ratably in proportion to the full amounts to which they would other-wise be respectively entitled.

     (b) Holders of Class A Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the preferential amount referred to in Section 3(a) above.

     (c) The assets available for distribution pursuant to the Section 3 shall be determined by applicable law.

     4.   VOTING.        Except as otherwise required  by  law, the holders
of the Class A Preferred Stock shall have no voting powers whatsoever, and no holder of Class A Preferred Stock shall vote on or otherwise participate in any proceedings in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors of the shareholders.

     5.   CONVERSION RIGHTS.       Except as otherwise required by law, the
holders of Class A Preferred Stock shall have no rights of conversion of the Class A Preferred Stock into any other class of preferred or common stock.

     6. REDEMPTION. (a) At any time, the Class A Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation by vote of its Board of Directors, at any time or from time to time, at the Liquidation Value thereof. In case of the redemption of a part of the outstanding Class A Preferred Stock, such redemption shall be allocated among the holders of the Class A Preferred Stock in proportion to each holders ownership.

     (b) At least 30 days prior to the date fixed for redemption, a written notice shall be provided to each holder of record of Class A Preferred Stock to be redeemed. Such notice shall provide the date fixed for redemption, and call upon such holder to surrender to the Corporation on such date fixed the certificate or certificates representing the number of shares to be redeemed. On the date fixed for redemption, each holder of Class A Preferred Stock to be redeemed shall present and surrender the certificate or certificates representing such shares to the Corporation. In case less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     7. STATUS OF REACQUIRED SHARES. Shares of Class A Preferred Stock which have been issued and reacquired in any manner shall have the status of authorized and unissued shares of Class A Preferred Stock.

     8.  RANK. The   Class   A  Preferred  Stock  shall  rank  senior  upon
liquidation, dissolution or winding up to all Junior Securities, whenever issued.

     9. CERTIFICATES. So long as any shares of the Class A Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

     10.  DEFINITIONS.

          "Applicable Rate" means 5% per annum.

          "Certificate of Designation" means this Certificate of Designations, Preferences and Relative and Other Special Rights and Qualifications, Limitations and Restrictions of the Class A Preferred Stock.

          "Certificate   of   Incorporation"   means  the  Certificate   of
Incorporation of the Company.

          "Class A Common Stock" means the Corporation's Class A Common Stock, $1.00 par value per share.

          "Class A Preferred Stock" means the Corporation's Class A 5% Non-Cumulative Preferred Stock, $1.00 par value per share.

          "Class B Common Stock" means the Corporation's Class B Common Stock, $1.00 par value per share.

          "Class B Preferred Stock" means the Corporation's Class B Preferred Stock, $1.00 par value per share.

          "Class C Preferred Stock" means the Corporation's Class C 8% Cumulative, Non-Voting, Non-Convertible Preferred Stock, $1.00 par value per share, as in effect the date hereof.

          "Common Stock" means the Class A Common Stock  and Class B Common
Stock.

          "Junior Securities" means any of the Corporation's Common Stock and all other equity securities of the Corporation other than Class B Preferred Stock and Class C Preferred Stock.

          "Liquidation Value" of any share of Class A Preferred Stock shall be seventy dollars per share. ($70.00).

          "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

          11. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Class A Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth in this Resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Everett Dobson, its President, and attested to by Stephen T. Dobson, its Secretary this 24th day of February, 1997.


                              By: EVERETT R. DOBSON
                                  Everett R. Dobson
                                  President
ATTEST:

STEPHEN T. DOBSON
Stephen T. Dobson
Secretary

                     OFFICE OF THE SECRETARY OF STATE
                            STATE OF OKLAHOMA

               [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]

                        CERTIFICATE OF DESIGNATION

WHEREAS, the Certificate of Designation for

                      DOBSON COMMUNICATIONS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

[Great Seal of the State           Filed in the City of Oklahoma City this
of Oklahoma -- 1907]               25th day of February, 1997.

                                   TOM COLE
                                   Secretary of State

                                   By:  BRENDA L. GOFF

                 DOBSON COMMUNICATIONS CORPORATION
              (FORMERLY, DOBSON HOLDINGS CORPORATION)

           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                RELATIVE AND OTHER SPECIAL RIGHTS,
               AND QUALIFICATIONS, LIMITATIONS, AND
                RESTRICTIONS OF CLASS B CONVERTIBLE
                          PREFERRED STOCK


                   ____________________________

           Pursuant to Title 18, Section 1032(G) of the
         General Corporation Act of the State of Oklahoma

                   ____________________________


     DOBSON COMMUNICATIONS CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Act of the State of Oklahoma, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Title 18, Section 1032(G) of the General Corporation Act of the State of Oklahoma, said Board of Directors, by unanimous written consent, adopted the following resolution which remains in full force and effect as of the date hereof:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors does hereby create, authorize and provide for the issuance of Class B Convertible Preferred Stock, $1.00 par value per share, consisting of 100,000 shares, having the following designations, preferences and relative and other special rights, qualifications, limitations and restrictions:

     1. DESIGNATION. The designation of such class is "Class B Convertible Preferred Stock" (hereinafter in this Certificate of Designation called the "Class B Preferred Stock"), and the number of shares constituting such class shall be 100,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; PROVIDED, HOWEVER, that such number may not be decreased below the number of then currently outstanding shares of Class B Preferred Stock and shares of Class B Preferred Stock subject to outstanding rights and options, if any. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to such terms in Section 9 hereof.

     2. DIVIDENDS. (a) The holders of shares of Class B Preferred Stock, in preference to the holders of the Junior Securities, shall be entitled to receive, out of funds legally available for the purpose, cumulative dividends as provided in this Section 2. Dividends on each share of Class B Preferred Stock shall accrue on a daily basis at the Applicable Rate on the sum of (i) the Liquidation Value and (ii) all accumulated and unpaid dividends thereon from the date of issuance to the end of the immediately preceding calendar year and shall be payable as provided in subparagraph (b) of this Section 2. Accrued but unpaid dividends will be compounded annually on December 31 of each year (each a "dividend date") (the initial such calculation to be made at the Applicable Rate for the number of days elapsed from the date of issue of the Class B Preferred Stock to and including the 31st day of December, 1997). Such dividends shall commence to accrue on each share of Class B Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and shall continue to accrue thereon until the date the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid. For purposes of determining the amount of dividends accrued on the Class B Preferred Stock pursuant to this Section 2 in connection with the sale, redemption or repurchase of any Class B Preferred Stock which may occur prior to December 31 of any year, the Applicable Rate for such period shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the then current year and the denominator of which is 365.

     (b) Subject to any applicable prohibition on the payment of dividends in the Financing Agreement, dividends accrued on each outstanding share of Class B Preferred Stock may be paid when, as and if declared by the Board of Directors. Further, upon the earliest to occur of (i) the conversion of Class B Preferred Stock into Class A Common Stock pursuant to Section 5 hereof, (ii) a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (iii) a merger or consolidation of the Corporation into or with another corporation in which the shareholders of this Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent, (iv) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation, and
(v) the consummation of a Public Offering of the Corporation's Common Stock, each holder of Class B Preferred Stock shall be entitled to receive dividends on each share of the Class B Preferred Stock then held by such holder (including shares of Class B Preferred Stock to be converted to Common Stock effective upon such Public Offering) in an amount equal to the accumulated and unpaid dividends on such Class B Preferred Stock from the date of issuance to the date of such payment (as used in this Section 2, the "Accrued Dividend"). The Accrued Dividend shall be paid in cash.

     (c) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class B Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class B Preferred Stock held by each holder.

     (d) Except as otherwise may be specifically provided in this Certificate of Designation, the Purchase Agreement or the Shareholders' Agreement, so long as any shares of Class B Preferred Stock are outstanding, the Corporation will not declare, pay or set apart for payment any dividends or make any other distribution on or redeem any Junior Securities and will not permit any Subsidiary or other Affiliate to redeem, purchase or otherwise acquire for value, or set apart for any sinking or other analogous fund for the redemption or purchase of, any Junior Securities.

     3. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Class B Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash, before any distribution is made on any Junior Securities (including, without limitation any other class of Preferred Stock), the aggregate Liquidation Value of all shares of Class B Preferred Stock held by such holder plus an amount equal to the sum of all accrued and unpaid dividends thereon, whether or not declared to the date of such payment. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the corporation distributable among the holders of all outstanding shares of the Class B Pre-ferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled under the Certificate of Incorporation, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Class B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

     (b) Holders of Class B Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the preferential amount referred to in Section 3(a) above.

     (c) The assets available for distribution pursuant to this Section 3 shall be determined by applicable law and prior to payment of any liquidation preference the Corporation shall first satisfy its outstanding obligations concerning rights, if any, of holders of Class B Preferred Stock which have been exercised to have purchased, redeemed or otherwise retired any capital stock.

     (d) The merger or consolidation of the Corporation into or with another corporation in which the shareholders of this Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation may be deemed by the holders of the Class B Preferred Stock to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 3. In the event of such merger, consolidation or sale of substantially all of the Company's assets, the holders of shares of Class B Preferred Stock shall have the right to preference in the merger or consolidation or upon the distribution of assets as provided in this Section 3, or alternatively at such holder's election, shall have the right to convert to shares of Class A Common Stock and receive distribution of assets as holders of Class A Common Stock as provided in Section 5 hereof.

     (e) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the
Corporation's assets to another person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets (other than solely cash and/or publicly traded securities) with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Class B Preferred Stock then outstanding voting separately) to ensure that each of the holders of Class B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Class A Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Class B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class B Preferred Stock into Class A Common Stock immediately prior to the Organic Change or, if the Organic Change is to be deemed a liquidation pursuant to subsection 3(d), the preference upon distribution of assets as provided in this Section 3. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Class B Preferred Stock then outstanding) to ensure that the provisions of Section 5 hereof shall thereafter be applicable to the Class B Preferred Stock and to the shares of stock, securities or assets received by each holder upon such Organic Change (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Class A Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Class A Common Stock acquirable and receivable upon conversion of Class B Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Class B Preferred Stock then outstanding voting separately), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     (f) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall within ten (10) days after the date the Board of Directors approves such action, or twenty (20) days prior to any shareholders' meeting called to approve such action, or twenty (20) days after the commencement of an involuntary proceeding, whichever is earliest, give each holder of shares of Class B Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Class B Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Class B Preferred Stock of such material change.

     (g) The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice referred to in subparagraph (f) above or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, that any such 30-day or 10-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of the Class B Preferred Stock voting as a single class.

     (h)  In  the  event  of  any  voluntary  or  involuntary  liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Class B Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to such valuation, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Common Stock and Class B Preferred Stock voting separately). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Common Stock and Class B Preferred Stock of the appraiser's valuation.

     4. VOTING. (a) Except as otherwise required by law or as set forth herein and subject to the rights of any class or series of preferred stock which may from time to time come into existence hereafter, the shares of the Class B Preferred Stock shall vote together with the shares of the Corporation's Class A Common Stock at any annual or special meeting of shareholders of the Corporation, or may act by written consent in the same manner as the Corporation's Class A Common Stock, upon the following basis: each holder of shares of Class B Preferred Stock shall be entitled to such number of votes for the Class B Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation's Class A Common Stock into which his shares of Class B Preferred Stock are convertible, in accordance with the terms of Section 5 hereof, immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

     (b) In the election of directors, two (2) directors shall be elected by the holders of the Class B Preferred Stock voting as a separate class, subject to compliance with any applicable provisions of the Shareholders' Agreement.

     (c) As long as at least 50% of the shares of Class B Preferred Stock purchased pursuant to the Purchase Agreement remain outstanding, the holders of shares of Class B Preferred Stock also shall have the following voting rights:

     (i) The affirmative vote of the holders of a majority of the outstanding shares of Class B Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (t) authorize or increase the authorized number of shares of, or issue, any class or series of the Corporation's capital stock ranking prior to, or on a parity with, the Class B Preferred Stock, including shares of Class B Preferred Stock authorized pursuant to this Certificate of Designation and issued after the date of original issuance of the Class B Preferred Stock, or (u) amend, repeal or change, directly or indirectly, any of the provisions of the Certificate of Incorporation of the Corporation, as amended, in any manner which would alter or change the powers, preferences or special rights of the shares of Class B Preferred Stock so as to affect them adversely, or (v) authorize or effect the sale of all or substantially all of the assets of the Corporation, or (w) authorize or effect the merger or consolidation of the Corporation with any other Person as the result of which the shareholders of the Corporation shall own less than 50.1% of the voting securities of the surviving corporation or its parent, or (x) authorize or effect the liquidation (whether complete or partial), dissolution or winding up of the Corporation, or (y) amend the Bylaws of the Corporation to change the authorized number of directors, or (z) amend this Section 4.

     (ii) The rights of holders of shares of Class B Preferred Stock to vote or take any other actions as provided in this Section 4 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose. At each meeting of stockholders at which the holders of shares of Class B Preferred Stock shall have the right, voting separately as a single series, to take any action as provided in this Section 4, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Class B Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of shares of Class B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Class B Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     5.   CONVERSION RIGHTS.

     (a)  CONVERSION PROCEDURE.

          (i) At any time and from time to time, any holder of Class B Preferred Stock may convert all or any portion of the Class B Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class B Preferred Stock to be converted into Class A Common Stock and (y) a fraction the numerator of which is $100.00 and the denominator is the Conversion Price then in effect.

          (ii) Each conversion of Class B Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class B Preferred Stock to be converted have been surrendered at the principal office of the Corporation or at such other place as may be designated by the Corporation. At such time as such conversion has been effected, the rights of the holder of such Class B Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

          (iii) The conversion rights of any share of Class B Preferred Stock repurchased by the Corporation pursuant to the Shareholders' Agreement shall terminate on the date the repurchase price for such share is paid in full.

          (iv) Notwithstanding any other provision hereof, if a conversion of shares is to be made in connection with a Public Offering, the conversion of such shares may, at the election of the holder thereof, be conditioned upon the consummation of the Public Offering, in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

          (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (y) below), the Corporation shall deliver to the converting holder:

     (y) a certificate or certificates representing, in the aggregate, the number of shares of Class A Common Stock issuable by reason of such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder has specified; and

     (z) a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (vi) The issuance of certificates of shares of Class A Common Stock upon conversion of Class B Preferred Stock shall be made without charge to the holders of such Class B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Class A Common Stock. Upon conversion of any shares of Class B Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Class A Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

          (vii) The Corporation shall not close its books against the transfer of Class B Preferred Stock or of Class A Common Stock issued or issuable upon conversion of Class B Preferred Stock in any manner which interferes with the timely conversion of Class B Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Class B Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Class B Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Preferred Stock, such number of shares of Class A Common Stock as are issuable upon the conversion of all outstanding Class B Preferred Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

     (b)  CONVERSION PRICE.

          (i) The initial conversion price shall be $100.00, which may be adjusted from time to time hereafter (the "Conversion Price"). If and whenever on or after the original date of issuance of the Class B Preferred Stock the Corporation issues or sells, or in accordance with Section 5(c) is deemed to have issued or sold, any shares of its Common Stock or other capital stock convertible into Common Stock (other than Permitted Issuances) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed
Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received (or deemed received pursuant to Section 5(c) below) by the Corporation upon such issue or sale, (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. Notwithstanding the foregoing, if a Texas 2 Event occurs prior to March 19, 1999, the then Conversion Price shall be adjusted to an amount equal to 100.45% of the then Conversion Price.

     (c) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Section 5(b), the following shall be applicable:

     (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants any rights or options, other than Permitted Issuances, to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such convertible Securities shall be deemed to be outstanding and to have been issued and sold by the corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (a) the total
     amount,   if  any,  received  or  receivable  by  the  Corporation  as consideration  for  the  granting  of  such  Options, plus the minimum
     aggregate   amount   of  additional  consideration  payable   to   the
     Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities
     and  the  conversion   or   exchange   thereof  (such  amount  is  the
     consideration "deemed received" for purposes of Section 5(b) above), by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof (such amount is the consideration "deemed received" for purposes of Section 5(b) above), by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

     (iii) CHANGE IN OPTION PRICE OR CONVERSION PRICE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Class B Preferred Stock.

     (d) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise), one or more classes of its outstanding shares of Common Stock into a greater number of shares, or if the Corporation at any time combines (by reverse stock split or otherwise), one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

     (e) CERTAIN EVENTS. If an event not specifically enumerated in this Section 5 occurs which has substantially the same economic effect on the Class B Preferred Stock as those specifically enumerated shall occur, then this Section 5 shall be construed liberally, MUTATIS MUTANDIS, in order to give the Class B Preferred Common Stock the benefit of the protections provided under this Section 5. The Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Class B Preferred Stock; provided, that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Class A Common Stock issuable upon conversion of each share of Class B Preferred Stock.

     (f)  NOTICES.

          (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Class B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Corporation shall give written notice to all holders of Class B Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Corporation shall also give written notice to the holders of Class B Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

     6. STATUS OF REACQUIRED SHARES. Shares of Class B Preferred Stock which have been issued and reacquired in any manner shall have the status of authorized and unissued shares of Class B Preferred Stock.

     7.   RANK.     The  Class  B Preferred Stock shall rank senior  as  to
dividends and upon liquidation, dissolution or winding up to all Junior Securities, whenever issued.

     8. CERTIFICATES. So long as any shares of the Class B Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the
Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

     9.   DEFINITIONS.

          "Affiliate" shall have the meaning given such term in the Purchase Agreement.

          "Applicable Rate" means 8% per annum, except during any period a Noncompliance Event exists, the Applicable Rate shall mean 15% per annum.

          "Certificate of Designation" means this Certificate of Designations, Preferences and Relative and Other Special Rights and Qualifications, Limitations and Restrictions of the Class B Preferred Stock.

          "Certificate   of   Incorporation"   means  the  Certificate   of
Incorporation of the Corporation, as amended.

          "Class A Common Stock" means the Corporation's Class A Common Stock, $1.00 par value per share.

          "Class A Preferred Stock" means the Corporation's Class A 5% Non-Cumulative, Non-Voting, Non-Convertible Preferred Stock, $1.00 par value per share.

          "Class B Common Stock" means the Corporation's Class B Common Stock, $1.00 par value per share.

          "Class B Preferred Stock" means the Corporation's Class B Preferred Stock, $1.00 par value per share.

          "Common Stock"  means the Class A Common Stock and Class B Common
Stock.

          "Conversion Price" shall have the meaning set forth in Section 5(b) hereof.

          "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon conversion of the Class B Preferred Stock, plus the number of shares of Common Stock deemed to be outstanding with respect to Options or Convertible Securities whether or not the Options are actually exercisable at such time.

          "DCC" means Dobson CC Limited Partnership, an Oklahoma limited partnership.

          "Financing Agreement" means that certain Second Amended and Restated Credit Agreement dated as of February 26, 1997, between CoreStates Bank, N.A., in its capacity as Administrative Agent and a Bank, the other Banks listed therein, the Corporate Borrowers listed therein or any credit agreement evidencing a senior debt facility which replaces the facility evidenced by such Second Amended and Restated Credit Agreement.

          "Junior Securities" means any of the Corporation's Common Stock and all other equity securities of the Corporation other than the Class B Preferred Stock and Class C Preferred Stock.

          "Liquidation Value" of any share of Class B Preferred Stock shall be One Hundred Dollars ($100.00).

          "Noncompliance Event" shall have the meaning given such term in the Purchase Agreement.

          "Organic Change" shall have the meaning set forth in Section 3(e) hereof.

          "Permitted Issuances" means the issuance to key employees of the Corporation or any Subsidiary acceptable to the holders of Class B Preferred Stock of options to purchase an aggregate of 30,166 shares of Class B Common Stock in the amounts, at the price and on other terms and conditions acceptable to the holders of Class B Preferred Stock and the issuance of Class B Common Stock pursuant to the exercise of such options.

          "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

          "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 or any comparable statement under any similar federal statute then in force, other than an offering of shares being issued as consideration in a business acquisition or combination or an offering in connection with an employee benefit plan.

          "Purchase Agreement" means that certain Securities Purchase Agreement dated as of March 19, 1996, among the purchasers named therein and Dobson Operating Company (formerly known as Dobson Communication Corporation), as amended by that certain Amendment No.1 to Securities Purchase Agreement dated as of February 26, 1997, as it may be amended from time to time.

          "Shareholders'   Agreement"  means  that  certain   Shareholders'
Agreement dated as of February 24, 1997 among this Corporation and the shareholders of this Corporation, as it may be amended from time to time.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

          "Texas 2 Event" shall have the meaning set forth in the Securities Purchase Agreement.

     10. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Class B Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth in this Resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Everett Dobson, its President, and attested to by Stephen T. Dobson, its Secretary this 24th day of February, 1997.


                              By: EVERETT R. DOBSON
                                  Everett R. Dobson
                                  President

ATTEST:

STEPHEN T. DOBSON
Stephen T. Dobson
Secretary

                     OFFICE OF THE SECRETARY OF STATE
                           STATE OF OKLAHOMA

               [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]

                       CERTIFICATE OF DESIGNATION

WHEREAS, the Certificate of Designation of,

                    DOBSON COMMUNICATIONS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

[Great Seal of the State            Filed in the City of Oklahoma City this
of Oklahoma -- 1907]                27th day of February, 1997.

                                    TOM COLE
                                    Secretary of State

                                    By:  BETH GARNER

                 DOBSON COMMUNICATIONS CORPORATION
              (FORMERLY, DOBSON HOLDINGS CORPORATION)

           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                RELATIVE AND OTHER SPECIAL RIGHTS,
               AND QUALIFICATIONS, LIMITATIONS, AND
              RESTRICTIONS OF CLASS C PREFERRED STOCK


                   ____________________________

           Pursuant to Title 18, Section 1032(G) of the
         General Corporation Act of the State of Oklahoma

                   ____________________________


     DOBSON COMMUNICATIONS CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Act of the State of Oklahoma, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Title 18, Section 1032(G) of the General Corporation Act of the State of Oklahoma, said Board of Directors, by unanimous written consent, adopted the following resolution which remains in full force and effect as of the date hereof:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors does hereby authorize and provide for the issuance of Class C Preferred Stock, $1.00 par value per share, consisting of 100,000 shares, having the following designations, preferences and relative and other special rights, qualifications, limitations and restrictions:

     1. DESIGNATION. The designation of such class is "Class C 8% Cumulative, Non-Voting, Non-Convertible Preferred Stock" (hereinafter in this Certificate of Designation called the "Class C Preferred Stock"), and the number of shares constituting such class shall be 100,000, which number may not be decreased or increased by the Board of Directors without a vote of stockholders. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to such terms in Section 10 hereof.

     2. DIVIDENDS. (a) The holders of shares of Class C Preferred Stock, in preference to the holders of the Junior Securities, shall be entitled to receive, out of funds legally available for the purpose, cumulative dividends as provided in this Section 2. Dividends on each share of Class C Preferred Stock shall accrue on a daily basis at the Applicable Rate on the sum of (i) the Liquidation Value and (ii) all accumulated and unpaid dividends thereon from the date of issuance to the end of the immediately preceding calendar year and shall be payable as provided in subparagraph (b) of this Section 2. Accrued but unpaid dividends will be compounded annually on December 31 of each year (each a "dividend date") (the initial such calculation to be made at the Applicable Rate for the number of days elapsed from the date of issue of the Class C Preferred Stock to and including the 31st day of December, 1997). Such dividends shall commence to accrue on each share of Class C Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and shall continue to accrue thereon until the date the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid. For purposes of determining the amount of dividends accrued on the Class C Preferred Stock pursuant to this Section 2 in connection with the sale, redemption or repurchase of any Class C Preferred Stock which may occur prior to December 31 of any year, the Applicable Rate for such period shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the then current year and the denominator of which is 365.

     (b) Subject to any applicable prohibition on the payment of dividends in the Financing Agreement, dividends accrued on each outstanding share of Class C Preferred Stock may be paid when, as and if declared by the Board of Directors. Further, upon the earliest to occur of (i) a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (ii) a merger or consolidation of the Corporation into or with another corporation in which the shareholders of this Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent, (iii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation, and (iv) the consummation of a Public Offering of the Corporation's Common Stocks (each a "Trigger Event"), each holder of Class C Preferred Stock shall be entitled to receive dividends on each share of the Class C Preferred Stock then held by such holder in an amount equal to the accumulated and unpaid dividends on such Class C Preferred Stock from the date of issuance to the date of such payment (as used in this Section 2, the "Accrued Dividend"). The Accrued Dividend shall be paid in cash.

     (c) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class C Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class C Preferred Stock held by each holder.

     3. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Class C Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash, before any distribution is made on any Junior Securities, the aggregate Liquidation Value of all shares of Class C Preferred Stock held by such holder plus an amount equal to the Ac-
crued  Dividend,  whether or not declared to the date of such payment.   If,
upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the corporation distributable among the holders of all outstanding shares of the Class C Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled under the Certificate of Incorporation, then the entire net assets of the Corporation remaining after the pro-vision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Class C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be re-spectively entitled.

     (b) Holders of Class C Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the preferential amount referred to in Section 3(a) above.

     (c) The assets available for distribution pursuant to the Section 3 shall be determined by applicable law.

     (d) The merger or consolidation of the Corporation into or with another corporation in which the shareholders of this Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation may be deemed by the holders of the Class C Preferred Stock to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 3. In the event of such merger, consolidation or sale of substantially all of the Company's assets, the holders of shares of Class C Preferred Stock shall have the right to preference in the merger or consolidation or upon the distribution of assets as provided in this Section.

     (e) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall within ten (10) days after the date of the Board of Directors approves such action, or twenty (20) days prior to any shareholders' meeting called to approve such action, or twenty (20) days after the commencement of an involuntary proceeding, whichever is earliest, give each holder of shares of Class C Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Class C Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Class C Preferred Stock of such material change.

     (f) The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice referred to in subparagraph (e) above or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, that any such 30-day or 10-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of the Class B Preferred Stock voting as a single class.

     (g)  In  the  event  of  any  voluntary  or  involuntary  liquidation, dissolution or winding up of the Corporation which will involve distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Class B Preferred Stock, Class C Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to such valuation, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Common Stock and by the holders of a majority of the outstanding shares of Class B Preferred Stock voting as separate classes). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Common Stock, Class B Preferred Stock and Class C Preferred Stock of the appraiser's valuation.

     4.   VOTING.        Except  as  otherwise required by law, the holders
of the Class C Preferred Stock shall have no voting powers whatsoever, and no holder of Class C Preferred Stock shall vote on or otherwise participate in any proceedings in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors of the shareholders.

     5.   CONVERSION RIGHTS.       Except as otherwise required by law, the
holders of Class C Preferred Stock shall have no rights of conversion of the Class C Preferred Stock into any other class of preferred or common stock.

     6. REDEMPTION. (a) At any time, the Class C Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation by vote of its Board of Directors, at any time or from time to time, at the Liquidation Value thereof plus an amount equal to the sum of the Accrued Dividends thereon, whether or not declared to the date of such payment. In case of the redemption of a part of the outstanding Class C Preferred Stock, such redemption shall be allocated among the holders of the Class C Preferred Stock in proportion to each holders ownership.

     (b) Upon the earlier to occur of a Trigger Event or February 28, 2002, the Corporation shall redeem all the outstanding shares of Class C Preferred Stock at the Liquidation Value thereof plus an amount equal to the sum of the Accrued Dividend thereof, whether or not declared to the date of payment.

     (c) At least 30 days prior to the date fixed for redemption, a written notice shall be provided to each holder of record of Class C Preferred Stock to be redeemed. Such notice shall provide the date fixed for redemption, and call upon such holder to surrender to the Corporation on such date fixed the certificate or certificates representing the number of shares to be redeemed. On the date fixed for redemption, each holder of Class C Preferred Stock to be redeemed shall present and surrender the certificate or certificates representing such shares to the Corporation. In case less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     7. STATUS OF REACQUIRED SHARES. Shares of Class C Preferred Stock which have been issued and reacquired in any manner shall have the status of authorized and unissued shares of Class C Preferred Stock.

     8. RESTRICTIONS. So long as any shares of Class C Preferred Stock are outstanding, no dividends or distributions shall be made on or in respect of any Junior Securities and no Junior Securities shall be purchased or redeemed directly or indirectly by the Corporation or any Subsidiary without the prior written consent of the holders of a majority of the outstanding shares of Class C Preferred Stock.

     9.  RANK. The  Class  C  Preferred  Stock  shall  rank   senior   upon
liquidation, dissolution or winding up to all Junior Securities, whenever issued.

     10. CERTIFICATES. So long as any shares of the Class C Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the
Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

     11.  DEFINITIONS.

          "Applicable Rate" means 8% per annum.

          "Certificate of Designation" means this Certificate of Designations, Preferences and Relative and Other Special Rights and Qualifications, Limitations and Restrictions of the Class C Preferred Stock.

          "Certificate   of   Incorporation"   means  the  Certificate   of
Incorporation of the Company.

          "Class A Common Stock" means the Corporation's Class A Common Stock, $1.00 par value per share.

          "Class B Common Stock" means the Corporation's Class B Common Stock, $1.00 par value per share.

          "Class B Preferred Stock" means the Corporation's Class B Preferred Stock, $1.00 par value per share.

          "Class C Common Stock" means the Corporation's Class C Non-Voting Common Stock, $1.00 par value per share.

          "Class C Preferred Stock" means the Corporation's Class C 8% Cumulative, Non-Voting, Non-Convertible Preferred Stock, $1.00 par value per share, as in effect the date hereof.

          "Common Stock" means the Class A Common Stock, Class B Common Stock and Class C Common Stock.

          "Financing Agreement" means that certain Second Amended and Restated Credit Agreement dated as of February 26, 1997, between CoreStates Bank, N.A., in its capacity as Administrative Agent and a Bank, the other Banks listed therein, and the Corporate Borrowers listed therein, or any credit agreement evidencing a senior debt facility which replaces the facility evidenced by such Second Amended and Restated Credit Agreement.

          "Junior Securities" means any of the Corporation's Common Stock and all other equity securities of the Corporation other than Class C Preferred Stock.

          "Liquidation Value" of any share of Class C Preferred Stock shall be sixteen dollars and fifty-six cents ($16.56).

          "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

          "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 or any comparable statement under any similar federal statute then in force, other than an offering of shares being issued as consideration in a business acquisition or combination or an offering in connection with an employee benefit plan.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

          11. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Class C Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth in this Resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Everett Dobson, its President, and attested to by Stephen T. Dobson, its Secretary this 24th day of February, 1997.


                              By: EVERETT R. DOBSON
                                  Everett R. Dobson
                                  President
ATTEST:

STEPHEN T. DOBSON
Stephen T. Dobson
Secretary

                   OFFICE OF THE SECRETARY OF STATE
                         STATE OF OKLAHOMA

             [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]

                      CERTIFICATE OF CORRECTION

WHEREAS, the Certificate of Correction of,

                  DOBSON COMMUNICATIONS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


[Great Seal of the State            Filed in the City of Oklahoma City this
 of Oklahoma -- 1907]               23rd day of May, 1997.

                                    TOM COLE
                                    Secretary of State

                                    By: BETH GARNER

                 DOBSON COMMUNICATIONS CORPORATION
              (FORMERLY, DOBSON HOLDINGS CORPORATION)

                     CERTIFICATE OF CORRECTION
                                OF
           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                RELATIVE AND OTHER SPECIAL RIGHTS,
               AND QUALIFICATIONS, LIMITATIONS, AND
              RESTRICTIONS OF CLASS A PREFERRED STOCK


     Pursuant to Section 7 of the Oklahoma General Corporation Act, this Certificate of Correction is filed with the Oklahoma Secretary of State to correct an inaccurate recording of a corporate action of the above named corporation.

     The inaccurate portions of the corporate record are contained in the Certificate of Designations, Preferences and Relative and Other Special Rights, and Qualifications, Limitations, and Restrictions of Class A Preferred Stock of Dobson Communications Corporation filed with the Oklahoma Secretary of State on February 25, 1997. Such portions stated as follows:

     "8.  RANK.       The  Class  A  Preferred Stock shall rank senior upon
liquidation, dissolution or winding up to all Junior Securities, whenever issued."

     (Under 10. DEFINITIONS.)

          "Applicable Rate" means 5% per annum.

     Such portions of the Certificate of Designations of the Class A Preferred Stock are inaccurate and should be deleted and replaced with the following:

     "8. RANK. The Class A Preferred Stock shall rank senior upon liquidation, dissolution or winding up to all Junior Securities, whenever issued. The Class A Preferred Stock shall rank junior as to dividends and upon liquidation, dissolution or winding up to the Class B Preferred Stock and the Class C Preferred Stock."

     (Under 10. DEFINITIONS.)

     THE TERM "APPLICABLE RATE" IS TO BE DELETED.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by Everett Dobson, its President, and attested to by Stephen T. Dobson, its Secretary this 22nd day of May, 1997.


                              By: EVERETT R. DOBSON
                                  Everett R. Dobson
                                  President
ATTEST:

STEPHEN T. DOBSON
Stephen T. Dobson
Secretary

                     OFFICE OF THE SECRETARY OF STATE
                           STATE OF OKLAHOMA

             [GREAT SEAL OF THE STATE OF OKLAHOMA  -- 1907]


WHEREAS, the Certificate of Correction of,

                    DOBSON COMMUNICATIONS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.



[Great Seal of the State              Filed in the City of Oklahoma City this
  of Oklahoma -- 1907]                23rd day of May, 1997.

                                      TOM COLE
                                      Secretary of State

                                      By:  BETH GARNER

                 DOBSON COMMUNICATIONS CORPORATION
              (FORMERLY, DOBSON HOLDINGS CORPORATION)

                     CERTIFICATE OF CORRECTION
                                OF
           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                RELATIVE AND OTHER SPECIAL RIGHTS,
               AND QUALIFICATIONS, LIMITATIONS, AND
              RESTRICTIONS OF CLASS C PREFERRED STOCK


     Pursuant to Section 7 of the Oklahoma General Corporation Act, this Certificate of Correction is filed with the Oklahoma Secretary of State to correct an inaccurate recording of a corporate action of the above named corporation.

     The inaccurate portion of the corporate record is contained in the Certificate of Designations, Preferences and Relative and Other Special Rights, and Qualifications, Limitations, and Restrictions of Class C Preferred Stock of Dobson Communications Corporation filed with the Oklahoma Secretary of State on February 27, 1997. Such portion stated as follows:

     (Under 10. DEFINITIONS.)

          "Liquidation Value" of any share of Class C Preferred Stock shall be sixteen dollars and fifty-six cents ($16.56).

     Such portion of the Certificate of Designations of the Class C Preferred Stock is inaccurate and should be deleted and replaced with the following:

     (Under 10. DEFINITIONS.)

          "Liquidation Value" of any share of Class C Preferred Stock shall be $16.23329.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by Everett Dobson, its President, and attested to by Stephen T. Dobson, its Secretary this 22nd day of May, 1997.


                              By: EVERETT R. DOBSON
                                  Everett R. Dobson
                                  President
ATTEST:

STEPHEN T. DOBSON
Stephen T. Dobson
Secretary